Exhibit 99

                               Press Release

                                   Dated

                               March 11, 2003



























                              PRESS RELEASE



Today's date: March 11, 2003              Contact: Bill W. Taylor
Release date: Immediately                 Exec. Vice President, C.F.O.
                                          903-586-9861



             JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                            OF CASH DIVIDEND
                         (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on March 11, 2003, declared a cash dividend of $0.15 per share of common stock of Jacksonville Bancorp, Inc. payable on April 11, 2003, to stockholders of record at close of business on March 31, 2003.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through eight branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of December 31, 2002, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $430.3 million, liabilities of $389.7 million and stockholder's equity of $40.6 million.